AMENDMENT TO LEASE

     THIS AGREEMENT made the 13th day of January, 2004 by and between INDUSTRIAL & RESEARCH ASSOCIATES CO.
having offices at 7600 Jericho Turnpike, Woodbury, New York
11797 hereinafter referred to as the "LANDLORD" and RESEARCH FRONTIERS INCORPORATED with offices at 240
Crossways Park Drive, Woodbury, New York 11797 hereinafter referred to as the "TENANT".

                                          W I T N E S S E T H

     WHEREAS, the parties have heretofore on or about the 7th day of November, 1986 entered into a certain Agreement of Lease, which was amended the 26th day of November, 1991, the 11th day of March, 1994 and the 14th day of July, 1998 for certain premises located at 240 Crossways Park Drive,Woodbury, New York 11797

         NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: Commencing the 1st day of February, 2004 or if later, when LANDLORD gives notice to the TENANT that the LANDLORD has substantially completed the work set forth on the Work Letter attached hereto as Exhibit "B", TENANT'S Demised
Premises shall be expanded by 1,395 rentable square feet as shown on the Floor Plan attached and marked Exhibit "A" making the total rentable area occupied by TENANT, 9,503 rentable square feet. All work shall be completed in good workmanlike order and in compliance with all applicable laws, regulations, ordinances and building codes. "Substantially complete" shall mean to be so completed as to allow TENANT to lawfully occupy the premises and continue its normal course of business without interference by the LANDLORD'S workmen. All "Punch List" items (consisting of minor decorative items) shall be completed within thirty (30) days of occupancy of the Demised Premises. This Lease Amendment shall commence on
February 1, 2004. The term of the Lease shall be extended for a period of ten (10) years and shall terminate on January 31, 2014.

     SECOND: LANDLORD, at LANDLORD'S sole cost and expense shall complete all work as outlined in Exhibit "B".

     THIRD:  Commencing the 1st day of October, 2003 through
January 31, 2004, TENANT shall continue to pay to LANDLORD at the same rate of $113,512.00 for Annual Basic Rent payable in equal monthly installments of $9,459.33. These figures are based on the base rate of $14.00 per square foot for 8,108 rentable square feet.

     FOURTH:  Commencing the 1st day of February, 2004,
TENANT shall pay an Annual Basic Rent in equal monthly installments based upon the following figures:

8,108 rentable square feet   -           $12.00 per rentable square foot
1,395 rentable square feet   -           $14.00 per rentable square foot

        The average of these figures is $12.30 per rentable square foot on a net, net basis.


TERM           ANNUAL BASIC RENT      MONTHLY BASIC RENT

2/01/04 - 1/31/05      $116,886.90       $ 9,740.58

2/01/05 - 1/31/06      $119,262.65       $ 9,938.55

2/01/06 - 1/31/07      $121,638.40       $10,136.53

2/01/07 - 1/31/08      $124,014.15       $10,334.51

2/01/08 - 1/31/09      $126,389.90       $10,532.49

2/01/09 - 1/31/10      $128,765.65       $10,730.47

2/01/10 - 1/31/11      $131,141.40       $10,928.45

2/01/11 - 1/31/12      $133,517.15       $11,126.43

2/01/12 - 1/31/13      $135,892.90       $11,324.41

2/01/13 - 1/31/14      $138,268.65       $11,522.39

     FIFTH: Notwithstanding anything in the Lease to the contrary, TENANT may elect without further obligation or liability to leave in the Demised Premises, at the expiration or termination of the Lease Term, any office equipment, machinery or fixtures used in connection with TENANT'S business and such equipment, machinery or fixtures left behind by TENANT shall be deemed to be abandoned by the TENANT and shall, at LANDLORD'S option, become the property of the LANDLORD or the same may be disposed of by the LANDLORD, in which case, TENANT shall be responsible for the reasonable costs of repairing the holes or other damage to the Demised Premises resulting from such removal.

     SIXTH:  The foregoing provisions are intended to modify said
Lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that, except as hereinabove provided, all of the terms, covenants and conditions of said Lease dated the 7th day of November, 1986 and amended the 26th day of November, 1991, the 11th day of March, 1994 and the 14th day of July, 1998 shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

INDUSTRIAL & RESEARCH ASSOCIATES CO.


BY:____________________________________


RESEARCH FRONTIERS INCORPORATED


BY:____________________________________
       Joseph M. Harary, President